UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 29, 2011 (September 23, 2011)

CORONUS SOLAR INC.
formerly, INSIGHTFULMIND LEARNING, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada   V6P 6G5
(Address of principal executive offices and Zip Code)

604-267-7078
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 23, 2011, our wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), entered into a Vacant Land Purchase Agreement (the “Adelanto West Agreement”). Under the Adelanto West Agreement, Coronus agrees to acquire a 40 acre parcel of vacant land, situated in the City of Adelanto, County of San Bernardino, California, from Zacarias and Elisa Ramirez. The purchase price is $400,000. Coronus deposited $1,000 into escrow and agrees to deposit an additional $199,000 within sufficient time to close escrow. Zacarias and Elisa Ramirez agree to carry back the balance amount of $200,000 for two years at 7% per annum interest, with monthly payments of interest only. Close of escrow is November 22, 2011. The Adelanto West Agreement is subject to Coronus’ Board of Director approval on or before November 15, 2011. There can be no assurance Coronus’ Board of Director approval will be obtained.

ITEM 1.02             TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On September 28, Coronus and S&A Real Estate Development, LLC cancelled the Vacant Land Purchase Agreement (the “Phelan East Agreement”), dated September 16, 2011, entered into by Coronus, as Buyer, and S&A Real Estate Development, LLC, as Seller. We first reported the Phelan East Agreement in our Form 8-K filed with the SEC on September 19, 2011. Under the Phelan East Agreement, Coronus agreed to acquire a 34.44 acre parcel of vacant land, situated east of Phelan, in the County of San Bernardino, California. The purchase price was $150,000. Coronus deposited $3,000 into escrow and agreed to deposit an additional $147,000 within sufficient time to close escrow. Close of escrow was November 4, 2011. The Phelan East Agreement was subject to Coronus’ Board of Director approval on or before October 31, 2011. Coronus’ Board of Directors rejected the Phelan East Agreement due to anticipated challenges in relation to solar PV system grid interconnection.

ITEM 7.01	REGULATION FD DISCLOSURE.

We announced today Coronus’ entry into the Vacant Land Purchase Agreement (the Adelanto West Agreement), as disclosed above under Item 1.01, and the cancellation of the Vacant Land Purchase Agreement (the Phelan East Agreement), as disclosed above under Item 1.02.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 29th day of September, 2011.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and a member of the Board of Directors